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                                                                  EXHIBIT 23.8.9



General Partners
Shaker Square, Limited:


We consent to the use of our report with respect to the financial statements of Shaker Square, Limited as of and for the year ended December 31, 1997 included herein and to the reference to our firm under the heading "Experts" in the prospectus supplement.


                                                   KPMG Peat Marwick LLP

Greenville, South Carolina
March 26, 1999